UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 8, 2018 (January 8, 2018)

WARNER CHILCOTT LIMITED

(Exact name of registrant as specified in its charter)

Bermuda	001-36887	98-0496358
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Cannon’s Court 22

Victoria Street

Hamilton HM 12

Bermuda

(Address of Principal Executive Offices)

(441) 295-2244

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 7.01	Regulation FD Disclosure.

The information furnished in this report (including the exhibits) pursuant to Items 7.01 and 9.01 shall not be deemed to be “filed” for purposes of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference in any filing of Warner Chilcott Limited, except as shall be expressly set forth by specific reference in such filing.

On January 8, 2018, Allergan plc (the “Company” or “Allergan”), of which Warner Chilcott Limited is a consolidated subsidiary, issued a press release that discussed the anticipated impact of the Tax Cut and Jobs Act (“TCJA”) on the Company, and provided an update on the Company’s repurchase of its stock and the divesture of the Company’s holdings in securities of Teva Pharmaceuticals International Ltd. The Company furnished the press release as Exhibit 99.1 to a Current Report on Form 8-K filed on January 8, 2018.

As described below, the Company further described the anticipated impact of the TCJA.

Tax Cut and Jobs Act

On December 22, 2017, the TCJA was enacted into law by President Donald Trump. Allergan is providing the following guidance on the expected impact of the TCJA on the Company.

Overall, Allergan anticipates the future impact of the TCJA will be broadly neutral to the Company’s non-GAAP effective tax rate over time, with a moderate increase for 2018 as compared to full year 2017. The Company will provide further information on its expected effective tax rate as determined under GAAP and its non-GAAP effective tax rate as part of our fourth quarter and full-year 2017 earnings report.

Under the TCJA, income earned by the Company’s United States (“U.S.”) subsidiaries will generally be subject to U.S. federal income taxes at a rate of 21%. A portion of this income will be eligible for a reduced rate of approximately 13%.

Income earned by the Company’s non-U.S. subsidiaries that are treated as “controlled foreign corporations” under the new law will generally be subject to U.S. federal income taxes at a rate of 10.5%, reduced in part by foreign tax credits. This represents the majority of the Company’s non-U.S. income. The Company’s estimates reflect this as an increase in its GAAP and non-GAAP effective tax rates for 2018 and going forward. However, we are continuing to assess the appropriate accounting treatment of this item, including whether or not deferred tax liabilities should be recorded for certain book in excess of tax basis differences in the Company’s non-U.S. subsidiaries. The Company expect the Financial Accounting Standards Board to issue guidance addressing this matter before the filing of its Form 10-K.

The Company currently anticipates recording in the fourth quarter ended December 31, 2017 a net deferred tax benefit of $3.5 billion to $4.0 billion related to a reduction in deferred tax liabilities attributable to changes in the U.S. federal income tax rate from 35% to 21% and a reduction in deferred tax liabilities previously provided on the untaxed earnings of certain foreign subsidiaries. This amount is provisional and will be finalized after we complete the relevant calculations. This amount will not impact the Company’s non-GAAP tax expense for 2017. These amounts do not consider any deferred tax liabilities we may determine are appropriate to record with respect to the book in excess of tax basis differences of the Company’s non-U.S. subsidiaries, which may be material.

The TCJA also requires the Company to pay a one-time tax or “toll charge” on previously unremitted earnings of certain non-U.S. subsidiaries. The company anticipates recording in the fourth quarter of 2017 tax expense of $700-$800 million related to the “toll charge” net of estimated foreign tax credits. This amount will not impact the Company’s non-GAAP tax expense for 2017. This amount is the Company’s provisional estimate of the toll-charge and will be subject to adjustment as we finalize the relevant computations. In addition, future IRS guidance may impact the final calculation. The toll charge is payable in installments over 8 years beginning in 2018.

In addition, the TCJA contains additional provisions which may impact the company prospectively, including the “Base Erosion Anti-Abuse Tax” which requires the Company to determine its U.S. tax liability without regard to deductions of certain payments to affiliates. We do not anticipate that these provisions will impact the Company’s effective tax rate for 2018, but may impact the Company in future years.

Forward-Looking Statements

Statements contained in this report that refer to future events or other non-historical facts are forward-looking statements that reflect Allergan’s current perspective on existing trends and information as of the date of this report. Actual results may differ materially from Allergan’s current expectations depending upon a number of factors affecting Allergan’s business. These factors include, among others, the difficulty of predicting the timing or outcome of FDA approvals or actions, if any; the impact of competitive products and pricing; market acceptance of and continued demand for Allergan’s products; the impact of uncertainty around timing of generic entry related to key products on Allergan’s financial results; uncertainty associated with financial projections, projected cost reductions, projected synergies, restructurings, increased costs, and adverse tax consequences; difficulties or delays in manufacturing; and other risks and uncertainties detailed in Allergan’s periodic public filings with the Securities and Exchange Commission, including but not limited to Allergan’s Annual Report on Form 10-K for the year ended December 31, 2016 and Allergan’s Quarterly Report on Form 10-Q for the period ended September 30, 2017. Except as expressly required by law, Allergan disclaims any intent or obligation to update these forward-looking statements.

Non-GAAP Financial Measures

In this report, the Company presents items not prepared in accordance with GAAP, or non-GAAP financial measures (as defined in Regulation G promulgated by the U.S. Securities and Exchange Commission), that exclude certain significant charges or credits that are important to an understanding of the Company’s ongoing operations. The Company believes that its non-GAAP measures provide useful information to investors because these are the financial measures used by our management team to evaluate our operating performance, make day to day operating decisions, prepare internal forecasts, communicate external forward looking guidance to investors, compensate management and allocate the Company’s resources. We believe this presentation also increases comparability of period to period results. The Company’s determination of significant charges or credits may not be comparable to similar measures used by other companies and may vary from period to period. The Company uses both GAAP financial measures and the disclosed non-GAAP adjusted financial measures internally. These non-GAAP adjusted financial measures are in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

Item 9.01	Financial Statements and Exhibits.

d. Exhibits:

99.1	Press Release of Allergan plc entitled “Allergan Provides 2018 Preliminary Financial Outlook for Select Income Statement Categories and Other Updates at 36th Annual J. P. Morgan Conference”, dated January 8, 2018 (incorporated by reference to Exhibit 99.1 to the Allergan plc Current Report on Form 8-K, filed with the SEC on January 8, 2018).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 8, 2018
Warner Chilcott Limited

By:	/s/ A. Robert D. Bailey
Name:	A. Robert D. Bailey
Title:	Secretary